EXHIBIT 23.2

                         INDIPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Form S-3 Registration Statement of Vicom, Incorporated of our report dated February 15, 2001, appearing in the Annual Report on Form 10-K of Vicom, Incorporated for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.

                                        /s/ Lurie Besikof Lapidus & Company, LLP
                                        ----------------------------------------


Minneapolis, Minnesota
January 23, 2004